Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2021, in the Registration Statement (Form S-1) and related Prospectus of BioAtla, Inc. for the registration of 2,678,600 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 22, 2021